EXHIBIT 10.1

FIFTH AMENDMENT TO LEASE
THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 1st day of September, 2016 (the “Fifth Amendment Execution Date”), by and between BMR-201 ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”), and OMEROS CORPORATION, a Washington corporation (“Tenant”).
RECITALS
A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of January 27, 2012 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of November 5, 2012, that certain Second Amendment to Lease dated as of November 16, 2012, that certain Third Amendment to Lease dated as of October 16, 2013 and that certain Fourth Amendment to Lease dated as of September 8, 2015 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Existing Premises”) from Landlord at 201 Elliott Avenue West in Seattle, Washington (the “Building”), including certain space within the Building’s vivarium (such portion of the Building’s vivarium currently leased to Tenant, the “Tenant’s Existing Vivarium Space”);
B.WHEREAS, Tenant desires to lease additional premises from Landlord in the Building’s vivarium; and
C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.Additional Vivarium Premises. Effective as of the Fifth Amendment Execution Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately two thousand fifty-eight (2,058) additional square feet of Rentable Area located in the Vivarium, consisting of approximately nine hundred twenty-four (924) additional square feet of Rentable Area located in the Vivarium, as shown on Exhibit A-1 attached hereto (the “Third Additional Vivarium Premises”) and approximately one thousand one hundred thirty-four (1,134) additional square feet of Rentable Area located in the Vivarium, as shown on Exhibit A-2 attached hereto (the “Fourth Additional Vivarium Premises,” and together with the Third Additional Vivarium Premises, the

“Fifth Amendment Vivarium Premises”), in each case for use by Tenant in accordance with the Permitted Use and in accordance with all other terms and conditions of the Lease. From and after the Fifth Amendment Execution Date, the term “Premises,” as used in the Lease shall mean the Existing Premises plus the Fifth Amendment Vivarium Premises, and the term “Tenant’s Vivarium Space,” as used in the Lease, shall mean the Tenant’s Existing Vivarium Space plus the Fifth Amendment Vivarium Premises.
3.Term.
a.    The Term of the Lease with respect to the Third Additional Vivarium Premises (as the same may be earlier terminated in accordance with the Lease, the “Third Additional Vivarium Term”) shall commence on the Fifth Amendment Execution Date and end on the Term Expiration Date. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Third Additional Vivarium Premises required for the Permitted Use by Tenant shall not serve to extend the commencement of the Third Additional Vivarium Term.
b.    The Term of the Lease with respect to the Fourth Additional Vivarium Premises (as the same may be earlier terminated in accordance with the Lease, the “Fourth Additional Vivarium Term”) shall commence on the Fifth Amendment Execution Date and end on the Term Expiration Date. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Fourth Additional Vivarium Premises required for the Permitted Use by Tenant shall not serve to extend the commencement of the Fourth Additional Vivarium Term.
4.Condition of Fifth Amendment Vivarium Premises.
a.    Third Additional Vivarium Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Third Additional Vivarium Premises or with respect to the suitability of the Third Additional Vivarium Premises for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Third Additional Vivarium Premises and agrees to take the same in its condition “as is” as of the Fifth Amendment Execution Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Third Additional Vivarium Premises for Tenant’s occupancy or to pay for or construct any improvements to the Third Additional Vivarium Premises. Tenant’s taking of possession of the Third Additional Vivarium Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Third Additional Vivarium Premises were at such time in good, sanitary and satisfactory condition and repair.
b.    Fourth Additional Vivarium Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Fourth Additional Vivarium Premises or with respect to the suitability of the Fourth Additional Vivarium Premises for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Fourth Additional Vivarium Premises and agrees to take the same in its condition “as is” as of the Fifth Amendment Execution Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Fourth Additional Vivarium Premises for Tenant’s occupancy or to pay for or construct any improvements to the Fourth Additional Vivarium Premises. Tenant’s taking of possession of the Fourth Additional Vivarium Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Fourth Additional Vivarium Premises were at such time in good, sanitary and satisfactory condition and repair.
5.Base Rent. In addition to all Base Rent for the Existing Premises, commencing on the Fifth Amendment Execution Date and (a) with respect to the Third Additional Vivarium Premises, continuing for the duration of the Third Additional Vivarium Term, Tenant shall pay to Landlord (in accordance with the provisions of the Lease) Base Rent for the Third Additional Vivarium Premises and (b) with respect to the Fourth Additional Vivarium Premises, continuing for the duration of the Fourth Additional Vivarium Term, Tenant shall pay to Landlord (in accordance with the provisions of the Lease) Base Rent for the Fourth Additional Vivarium Premises. Initial monthly and annual installments of Base Rent for the Third Additional Vivarium Premises shall be as set forth on Exhibit B-1 attached hereto. Initial monthly and annual installments of Base Rent for the Fourth Additional Vivarium Premises shall be as set forth on Exhibit B-2 attached hereto.
6.Pro Rata Share. Tenant’s Pro Rata Share of the Project with respect to the Third Additional Vivarium Premises shall be 0.61%, and Tenant’s Pro Rata Share of the Project with respect to the Fourth Additional Vivarium Premises shall be 0.75%. Therefore, commencing as of the Fifth Amendment Execution Date, Tenant’s Pro Rata Share of the Project for the entire Premises (i.e., the Existing Premises plus the Fifth Amendment Vivarium Premises) shall be 54.33%.
7.Termination Options.
a.    Third Additional Vivarium Premises. Notwithstanding anything to the contrary in the Lease, Tenant shall have the right to terminate the Lease, but only with respect to the Third Additional Vivarium Premises (and no less than all of the Third Additional Vivarium Premises), by providing written notice (the “Third Additional Vivarium Termination Notice”) to Landlord at least sixty (60) days prior to Tenant’s desired termination date (the “Third Additional Vivarium Termination Date”), which Third Additional Vivarium Termination Date shall be set forth in the Third Additional Vivarium Termination Notice. Subject to (a) Landlord’s timely receipt of the Third Additional Vivarium Termination Notice and (b) Tenant surrendering the Third Additional Vivarium Premises in the condition required under the Lease (including, without limitation, Section 18.2 and Article 26 of the Lease), then, as of the Third Additional Vivarium Termination Date, the Lease with respect to the Third Additional Vivarium Premises only shall terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to the Third Additional Vivarium Premises only from and after the Third Additional Vivarium Termination Date, except with respect to those obligations set forth in the Lease that expressly survive the expiration or earlier termination thereof, including payment by Tenant of all amounts owed by Tenant pursuant to the Lease with respect to the Third Additional Vivarium Premises for the period up to and including the Third Additional Vivarium Termination Date. The termination right granted to Tenant pursuant to this Section shall automatically terminate and be of no further force or effect in the event that (y) Tenant assigns, subleases or otherwise Transfers the Third Additional Vivarium Premises or any portion thereof to other entities or persons, other than in connection with an Exempt Transfer (or in connection with any sublease approved by Landlord pursuant to Article 29 of the Original Lease), or (z) Tenant’s right to possession of the Third Additional Vivarium Premises has previously been terminated. The termination right granted to Tenant pursuant to this Section is personal to Tenant and any Permitted Transferees, and may not be exercised by any other assignee, sublessee or transferee of Tenant’s or a Permitted Transferee’s interest in the Lease.
b.    Fourth Additional Vivarium Premises. Notwithstanding anything to the contrary in the Lease, Tenant shall have the right to terminate the Lease, but only with respect to the Fourth Additional Vivarium Premises (and no less than all of the Fourth Additional Vivarium Premises), by providing written notice (the “Fourth Additional Vivarium Termination Notice”) to Landlord at least sixty (60) days prior to Tenant’s desired termination date (the “Fourth Additional Vivarium Termination Date”), which Fourth Additional Vivarium Termination Date shall be set forth in the Fourth Additional Vivarium Termination Notice. Subject to (a) Landlord’s timely receipt of the Fourth Additional Vivarium Termination Notice and (b) Tenant surrendering the Fourth Additional Vivarium Premises in the condition required under the Lease (including, without limitation, Section 18.2 and Article 26 of the Lease), then, as of the Fourth Additional Vivarium Termination Date, the Lease with respect to the Fourth Additional Vivarium Premises only shall terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to the Fourth Additional Vivarium Premises only from and after the Fourth Additional Vivarium Termination Date, except with respect to those obligations set forth in the Lease that expressly survive the expiration or earlier termination thereof, including payment by Tenant of all amounts owed by Tenant pursuant to the Lease with respect to the Fourth Additional Vivarium Premises for the period up to and including the Fourth Additional Vivarium Termination Date. The termination right granted to Tenant pursuant to this Section shall automatically terminate and be of no further force or effect in the event that (y) Tenant assigns, subleases or otherwise Transfers the Fourth Additional Vivarium Premises or any portion thereof to other entities or persons, other than in connection with an Exempt Transfer (or in connection with any sublease approved by Landlord pursuant to Article 29 of the Original Lease), or (z) Tenant’s right to possession of the Fourth Additional Vivarium Premises has previously been terminated. The termination right granted to Tenant pursuant to this Section is personal to Tenant and any Permitted Transferees, and may not be exercised by any other assignee, sublessee or transferee of Tenant’s or a Permitted Transferee’s interest in the Lease.
8. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, save, defend and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.
9.No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
10.Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Omeros Corporation
201 Elliott Avenue West
Seattle, Washington 98119
Attn: Chief Executive Officer
E-mail: gdemopulos@omeros.com;
with a copy to:
Omeros Corporation
201 Elliott Avenue West
Seattle, Washington 98119
Attn: General Counsel
E-mail: mkelbon@omeros.com.
11.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
12.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
13.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
14.Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
15.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.
LANDLORD:
BMR-201 ELLIOTT AVENUE LLC,
a Delaware limited liability company

By:    /s/ Kevin M. Simonsen
Name:    Kevin M. Simonsen
Title:    Sr. Vice President, Sr. Counsel

TENANT:
OMEROS CORPORATION,
a Washington corporation

By:    /s/ Gregory A. Demopulos
Name:    Gregory A. Demopulos, M.D.
Title:    Chairman & CEO

EXHIBIT A-1
THIRD ADDITIONAL VIVARIUM PREMISES

EXHIBIT A-2
FOURTH ADDITIONAL VIVARIUM PREMISES

EXHIBIT B-1
BASE RENT FOR THIRD ADDITIONAL VIVARIUM PREMISES

Dates	Square Feet of Rentable Area	Annual Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Fifth Amendment Execution Date - November 15, 2016	924	$65.56	$5,048.12	$60,577.44
November 16, 2016 - November 15, 2017	924	$67.53	$5,199.81	$62,397.72
November 16, 2017 - November 15, 2018	924	$69.56	$5,356.12	$64,273.44
November 16, 2018 - November 15, 2019	924	$71.64	$5,516.28	$66,195.36
November 16, 2019 - November 15, 2020	924	$73.79	$5,681.83	$68,181.96
November 16, 2020 - November 15, 2021	924	$76.01	$5,852.77	$70,233.24
November 16, 2021 - November 15, 2022	924	$78.29	$6,028.33	$72,339.96
November 16, 2022 - November 15, 2023	924	$80.63	$6,208.51	$74,502.12
November 16, 2023 - November 15, 2024	924	$83.05	$6,394.85	$76,738.20
November 16, 2024 - November 15, 2025	924	$85.55	$6,587.35	$79,048.20
November 16, 2025 - November 15, 2026	924	$88.11	$6,784.47	$81,413.64
November 16, 2026 - November 15, 2027	924	$90.76	$6,988.52	$83,862.24

EXHIBIT B-2
BASE RENT FOR THIRD ADDITIONAL VIVARIUM PREMISES

Dates	Square Feet of Rentable Area	Annual Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Fifth Amendment Execution Date - November 15, 2016	1,134	$65.56	$6,195.42	$74,345.04
November 16, 2016 - November 15, 2017	1,134	$67.53	$6,381.59	$76,579.02
November 16, 2017 - November 15, 2018	1,134	$69.56	$6,573.42	$78,881.04
November 16, 2018 - November 15, 2019	1,134	$71.64	$6,769.98	$81,239.76
November 16, 2019 - November 15, 2020	1,134	$73.79	$6,973.16	$83,677.86
November 16, 2020 - November 15, 2021	1,134	$76.01	$7,182.95	$86,195.34
November 16, 2021 - November 15, 2022	1,134	$78.29	$7,398.41	$88,780.86
November 16, 2022 - November 15, 2023	1,134	$80.63	$7,619.54	$91,434.42
November 16, 2023 - November 15, 2024	1,134	$83.05	$7,848.23	$94,178.70
November 16, 2024 - November 15, 2025	1,134	$85.55	$8,084.48	$97,013.70
November 16, 2025 - November 15, 2026	1,134	$88.11	$8,326.40	$99,916.74
November 16, 2026 - November 15, 2027	1,134	$90.76	$8,576.82	$102,921.84